THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to Completion, Pricing Supplement dated June 24, 2002

PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 4 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                           Dated      , 2002
                                                                 Rule 424(b)(3)

                              $
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                          ---------------------------
                      % TRIGGERS(SM) due August   , 2003
                        Based on the Performance of the
                      Common Stock of CISCO SYSTEMS, INC.


The TRIGGERS will pay   % interest per year but do not guarantee any return of
principal at maturity. Instead, the TRIGGERS will pay at maturity a number of shares of Cisco common stock or, if the closing price of Cisco common stock at
maturity exceeds the trigger level, an amount in cash equal to   % of the issue
price of the TRIGGERS.

o    The principal amount and issue price of each TRIGGERS is $         ,
     which is equal to the closing price of Cisco common stock on the day we offer the TRIGGERS for initial sale to the public.

o    We will pay    % interest (equivalent to $     per year) on the $
     principal amount of each TRIGGERS. Interest will be paid quarterly,
     beginning November   , 2002.

o At maturity, if Cisco common stock has not appreciated above the trigger level, you will receive one share of Cisco common stock in exchange for each TRIGGERS, subject to adjustment for certain corporate events relating to Cisco Systems, Inc. However, if the closing price of Cisco common stock at maturity exceeds the trigger level, you will receive instead an amount
     in cash equal to $     , or   % of the issue price of the TRIGGERS, in
     lieu of any shares of Cisco common stock. The trigger level is $      , or
        % of the issue price of the TRIGGERS.

o    The maximum you can receive at maturity is an amount in cash equal to   %
     of the issue price of the TRIGGERS.

o Investing in TRIGGERS is not equivalent to investing in Cisco common stock.

o Cisco Systems, Inc. is not involved in this offering of TRIGGERS in any way and will have no obligation of any kind with respect to the TRIGGERS.

o We will apply to list the TRIGGERS to trade under the proposed symbol "TGM" on the American Stock Exchange LLC.

You should read the more detailed description of the TRIGGERS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of TRIGGERS."

The TRIGGERS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                          ---------------------------

                          PRICE $        PER TRIGGERS

                          ---------------------------


                                       Price to       Agent's      Proceeds to
                                       Public(1)    Commissions     Company(1)
                                       ---------    -----------     ----------

Per TRIGGERS.......................        $             $               $
Total..............................        $             $               $

---------
(1) Plus accrued interest, if any, from the original issue date.

If you purchase at least 100,000 TRIGGERS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $     per TRIGGERS (   % of the issue price). In that case,
the Agent's commissions will be $     per TRIGGERS.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the TRIGGERS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The TRIGGERS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the TRIGGERS at maturity is linked to the performance of the common stock of Cisco Systems, Inc., which we refer to as Cisco Stock. The TRIGGERS also provide fixed quarterly payments at an annual rate of % based on the principal amount of each TRIGGERS. Unlike ordinary debt securities, TRIGGERS do not guarantee the return of principal at maturity. Instead the TRIGGERS pay at maturity a number of shares of Cisco Stock or, if the closing price of Cisco Stock at maturity exceeds the trigger level, an amount in cash equal to % of the issue price of the TRIGGERS. We may not redeem the TRIGGERS prior to maturity.

     "TRIGGERS" is our service mark.


Each TRIGGERS                           We, Morgan Stanley, are offering   %
costs $                                 TRIGGERS(SM) due August  , 2003, Based
                                        on the Performance of the Common Stock
                                        of Cisco Systems, Inc., which we refer
                                        to as the TRIGGERS. The principal
                                        amount and issue price of each TRIGGERS
                                        is $    , which is equal to the closing
                                        price of Cisco Stock on the day we
                                        offer the TRIGGERS for initial sale to
                                        the public.

No guaranteed                           Unlike ordinary debt securities, the
return of principal                     TRIGGERS do not guarantee any return of
                                        principal at maturity. Instead, if the
                                        closing price of Cisco Stock at
                                        maturity does not exceed the trigger
                                        level, the TRIGGERS will pay an amount
                                        of Cisco Stock. These shares may be
                                        worth more or less than the principal
                                        amount of the TRIGGERS. Investing in
                                        TRIGGERS is not equivalent to investing
                                        in Cisco Stock.

   % interest on the                    We will pay interest on the TRIGGERS,
principal amount                        at the rate of   % of the principal
                                        amount per year, quarterly on November
                                           , 2002, February   , 2003, May   ,
                                        2003 and the maturity date. The
                                        interest rate we pay on the TRIGGERS is
                                        more than the current dividend rate on
                                        Cisco Stock. The TRIGGERS will mature
                                        on August    , 2003.

Your appreciation                       The appreciation potential of each
potential is limited                    TRIGGERS is limited. The maximum you
                                        can receive at maturity for each
                                        TRIGGERS is an amount in cash equal to
                                        $      , or   % of the issue price of
                                        the TRIGGERS.

Trigger level is    %                   The trigger level is $       , or   %
of the issue price of                   of the issue price of the TRIGGERS. We
the TRIGGERS                            use this level to determine whether you
                                        will receive cash or stock, as
                                        described below and in the section of
                                        this pricing supplement called
                                        "Description of TRIGGERS--Exchange at
                                        Maturity."

Payout at maturity                      At maturity, if Cisco Stock has not
                                        appreciated above the trigger level, we
                                        will deliver to you a number of shares
                                        of Cisco Stock equal to the exchange
                                        ratio and any accrued but unpaid
                                        interest for each $        principal
                                        amount of TRIGGERS you hold. The
                                        initial exchange ratio is one share of
                                        Cisco Stock per TRIGGERS, subject to
                                        adjustment for certain corporate events
                                        relating to Cisco Systems, Inc., which
                                        we refer to as Cisco.

                                        However, if the market price of a
                                        number of shares of Cisco Stock equal
                                        to the exchange ratio on the valuation
                                        date, which we expect to be August  ,
                                        2003, exceeds the trigger level (by any
                                        amount), we will deliver to you at
                                        maturity an amount in cash equal to
                                        $      , or     % of the issue price of
                                        the TRIGGERS, and any accrued but
                                        unpaid interest for each $
                                        principal amount of TRIGGERS you hold
                                        in lieu of any shares of Cisco Stock.

                                        You do not have the right to exchange
                                        your TRIGGERS for Cisco Stock prior to
                                        maturity under any circumstances or at
                                        maturity if the market price of a
                                        number of shares of Cisco Stock equal
                                        to the exchange ratio on the valuation
                                        date exceeds the trigger level.

                                        On PS-5, we have provided a graph and
                                        chart titled "Hypothetical Payouts on
                                        the TRIGGERS at Maturity," which
                                        illustrate the performance of the
                                        TRIGGERS at maturity assuming a variety
                                        of hypothetical final market prices for
                                        Cisco Stock. The graph and chart do not
                                        show every situation that might occur.

                                        You can review the historical prices of
                                        Cisco Stock in the section of this
                                        pricing supplement called "Description
                                        of TRIGGERS--Historical Information."

                                        If a market disruption event occurs on
                                        August    , 2003, the maturity date of
                                        the TRIGGERS may be postponed. See the
                                        section of this pricing supplement
                                        called "Description of
                                        TRIGGERS--Maturity Date."

MS & Co. will be the                    We have appointed our affiliate, Morgan
calculation agent                       Stanley & Co. Incorporated, which we
                                        refer to as MS & Co., to act as
                                        calculation agent for JPMorgan Chase
                                        Bank (formerly known as The Chase
                                        Manhattan Bank), the trustee for our
                                        senior notes. As calculation agent, MS
                                        & Co. will adjust the exchange ratio
                                        for certain corporate events that could
                                        affect the price of Cisco Stock and
                                        that we describe in the section of this
                                        pricing supplement called "Description
                                        of TRIGGERS--Antidilution Adjustments."

No affiliation with                     Cisco is not an affiliate of ours and
Cisco                                   is not involved with this offering in
                                        any way. The obligations represented by
                                        the TRIGGERS are obligations of Morgan
                                        Stanley and not of Cisco.

Where you can find more                 The TRIGGERS are senior notes issued as
information on the TRIGGERS             part of our Series C medium-term note
                                        program. You can find a general
                                        description of our Series C medium-term
                                        note program in the accompanying
                                        prospectus supplement dated June 11,
                                        2002. We describe the basic features of
                                        this type of note in the sections
                                        called "Description of Notes--Fixed
                                        Rate Notes" and "--Exchangeable Notes."

                                        For a detailed description of the terms
                                        of the TRIGGERS, you should read the
                                        "Description of TRIGGERS" section in
                                        this pricing supplement. You should
                                        also read about some of the risks
                                        involved in investing in TRIGGERS in
                                        the section called "Risk Factors." The
                                        tax and accounting treatment of
                                        investments in equity-linked notes such
                                        as the TRIGGERS may differ from that of
                                        investments in ordinary debt securities
                                        or common stock. We urge you to consult
                                        with your investment, legal, tax,
                                        accounting and other advisors with
                                        regard to any proposed or actual
                                        investment in the TRIGGERS.

How to reach us                         You may contact your local Morgan
                                        Stanley branch office or our principal
                                        executive offices at 1585 Broadway, New
                                        York, New York 10036 (telephone number
                                        (212) 761-4000).

                HYPOTHETICAL PAYOUTS ON THE TRIGGERS AT MATURITY

     For each TRIGGERS, the following graph and chart illustrate the payout on the TRIGGERS at maturity for a range of hypothetical Maturity Prices. The graph and chart are each based on the following hypothetical terms:

     o    Issue Price per TRIGGERS: $15.00

     o    Trigger Level: $18.00 (120% of the Issue Price)

     o    Target Return: $21.00 (140% of the Issue Price)

     o    Interest Rate: 3% per annum

     As illustrated in the graph and chart below, (i) when the Maturity Price of Cisco Stock is less than or equal to the Trigger Level, you will receive an amount of Cisco Stock at maturity equal to the Exchange Ratio, which will have a value as of the Valuation Date equal to the Maturity Price, and (ii) when the Maturity Price of Cisco Stock exceeds the Trigger Level (by any amount), you will receive an amount in cash equal to the Target Return. The value of any Cisco Stock you receive on the Maturity Date may be more or less than the Maturity Price. Your total payout on the TRIGGERS will include the interest payable quarterly, in this example at the hypothetical rate of 3% per annum.


                               [GRAPHIC OMITTED]

                                                                  TRIGGERS Payout
                                                                    at Maturity
                     Maturity Price of                            (not including
                        Cisco Stock         TRIGGERS Payout         3% interest)        TRIGGERS Payout
                      (as percentage          at Maturity          (as percentage         at Maturity
Maturity Price of       change from         (not including          change from            (including
   Cisco Stock         Issue Price)          3% interest)           Issue Price)          3% interest)
-----------------    -----------------     -----------------     -----------------     -----------------
      $6.00               -60.00%                $6.00                -60.00%                $6.45
      $8.00               -46.67%                $8.00                -46.67%                $8.45
      $10.00              -33.33%               $10.00                -33.33%                $10.45
      $12.00              -20.00%               $12.00                -20.00%                $12.45
      $14.00              -6.67%                $14.00                 -6.67%                $14.45
      $15.00               0.00%                $15.00                 0.00%                 $15.45
      $16.00               6.67%                $16.00                 6.67%                 $16.45
      $18.00              20.00%                $18.00                 20.00%                $18.45
      $18.01              20.07%                $21.00                 40.00%                $21.45
      $20.00              33.33%                $21.00                 40.00%                $21.45
      $21.00              40.00%                $21.00                 40.00%                $21.45
      $22.00              46.67%                $21.00                 40.00%                $21.45
      $24.00              60.00%                $21.00                 40.00%                $21.45
      $26.00              73.33%                $21.00                 40.00%                $21.45

Actual terms of the TRIGGERS may vary from those specified above and will be determined on the day we offer the TRIGGERS for initial sale to the public.

                                  RISK FACTORS

     The TRIGGERS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Cisco Stock, there is no guaranteed return of principal. Investing in TRIGGERS is not equivalent to investing directly in Cisco Stock. In addition, you do not have the right to exchange your TRIGGERS for Cisco Stock prior to maturity under any circumstances or at maturity if the market price of a number of shares of Cisco Stock equal to the exchange ratio on the valuation date exceeds the trigger level. The return investors realize on the TRIGGERS is limited to % of the issue price of the TRIGGERS. This section describes the most significant risks relating to the TRIGGERS. You should carefully consider whether the TRIGGERS are suited to your particular circumstances before you decide to purchase them.

TRIGGERS are not ordinary     The TRIGGERS combine features of equity and debt.
senior notes --               The terms of the TRIGGERS differ from those of
no guaranteed return of       ordinary debt securities in that we will not pay
principal                     you a fixed amount at maturity. Our payout to you
                              at maturity will be a number of shares of Cisco
                              Stock equal to the exchange ratio or, if the
                              market price of a number of shares of Cisco Stock
                              equal to the exchange ratio on the valuation date
                              is greater than the trigger level, an amount in
                              cash equal to $      , or   % of the issue price
                              of the TRIGGERS. If the market price of Cisco
                              Stock at maturity is less than the market price on the day we offer the TRIGGERS for initial sale to the public, we will pay you an amount of Cisco
                              Stock with a value that is less than the principal amount of the TRIGGERS.

Your appreciation             The appreciation potential of the TRIGGERS is
potential is limited          limited. The $      issue price of one TRIGGERS is
                              equal to the market price of one share of Cisco
                              Stock on the day we offer the TRIGGERS for
                              initial sale to the public. If the market price
                              of Cisco Stock appreciates more than   %, we will
                              pay to you at maturity an amount in cash equal to
                              $      (   % of the issue price of the TRIGGERS)
                              and not Cisco Stock or an amount based upon the
                              market price of Cisco Stock. Under no
                              circumstances will you receive a payout worth
                              more than $    per TRIGGERS as of the valuation
                              date.

                              The market price of Cisco Stock at maturity will be determined on the valuation date. If the market price of Cisco Stock is lower on the actual maturity date than it was on the valuation date, the value of any Cisco Stock you receive will be less than it would have been had you received it on the valuation date. Moreover, if the market price of Cisco Stock is less than or equal to the trigger level on the valuation date, you will receive Cisco Stock and not an amount in
                              cash equal to $      even if the market price of
                              Cisco Stock on the maturity date exceeds the trigger level.

Secondary trading             There may be little or no secondary market for
may be limited                the TRIGGERS. Although we will apply to list the
                              TRIGGERS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the TRIGGERS but is not required to do so.

Market price of the           Several factors, many of which are beyond our
TRIGGERS influenced by        control, will influence the value of the
many unpredictable factors    TRIGGERS. We expect that generally the market
                              price of Cisco Stock on any day will affect the
                              value of the TRIGGERS more than any other single
                              factor. However, because the payout on the
                              TRIGGERS will be $       in cash if the market
                              price of Cisco Stock at maturity exceeds the trigger level, the TRIGGERS may trade differently from Cisco Stock. Other factors that may influence the value of the TRIGGERS include:

                              o the volatility (frequency and magnitude of changes in price) of Cisco Stock

                              o    the dividend rate on Cisco Stock

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Cisco Stock

                              o    interest and yield rates in the market

                              o the time remaining to the maturity of the TRIGGERS

                              o    our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your TRIGGERS prior to maturity. For example, you may have to sell your TRIGGERS at a substantial discount from the principal amount if the market price of Cisco Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of
                              Cisco Stock based on its historical performance. The price of Cisco Stock may decrease so that you will receive at maturity an amount of Cisco Stock worth less than the principal amount of the TRIGGERS. We cannot guarantee that the price of Cisco Stock will increase so that you will receive at maturity an amount of Cisco Stock or cash worth more than the principal amount of the TRIGGERS. If the market price of Cisco Stock
                              appreciates more than   %, you will receive at
                              maturity $     in cash (equal to   % of the
                              issue price of the TRIGGERS), which may be more or less than you would have received on a direct investment in Cisco Stock.

No affiliation with           We are not affiliated with Cisco. We or our
Cisco                         affiliates may presently or from time to time
                              engage in business with Cisco, including extending loans to, or making equity investments in, Cisco or providing advisory services to Cisco, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Cisco. Neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of Cisco, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. We or our affiliates from time to time have published and in the future may publish research reports with respect to Cisco. These research reports may or may not recommend that investors buy or hold Cisco Stock. Cisco is not involved in the offering of the TRIGGERS in any way and has no obligation to consider your interest as an owner of TRIGGERS in taking any corporate actions that might affect the value of your TRIGGERS. None of the money you pay for the TRIGGERS will go to Cisco.

You have no                   As an owner of TRIGGERS, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to Cisco Stock.

The antidilution              MS & Co., as calculation agent, will adjust the
adjustments we are required   amount payable at maturity for certain events
to make do not cover every    affecting Cisco Stock, such as stock splits and
corporate event that can      stock dividends, and certain other corporate
affect Cisco Stock            actions involving Cisco, such as mergers.
                              However, the calculation agent is not required to make an adjustment for every corporate event that can affect Cisco Stock. For example, the calculation agent is not required to make any adjustments if Cisco or anyone else makes a partial tender or partial exchange offer for Cisco Stock. If an event occurs that does not require the calculation agent to adjust the amount of Cisco Stock payable at maturity, the market price of the TRIGGERS may be materially and adversely affected.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the payout to you at maturity of the
and its affiliates may        TRIGGERS and what adjustments should be made to
influence determinations      the exchange ratio to reflect certain corporate
                              and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the TRIGGERS (and possibly to other instruments linked to Cisco Stock), including trading in Cisco Stock as well as in other instruments related to Cisco Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio. MS & Co. and some of our other subsidiaries also trade Cisco Stock and other financial instruments related to Cisco Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Cisco Stock and, accordingly, could affect your payout on the TRIGGERS.

The characterization of the   You should also consider the tax consequences of
TRIGGERS for federal income   investing in the TRIGGERS. There is no direct
tax purposes is uncertain     legal authority as to the proper tax treatment of
                              the TRIGGERS, and therefore significant aspects of their tax treatment are uncertain. Pursuant to the terms of the TRIGGERS, you have agreed with us to treat a TRIGGERS as an investment unit consisting of (i) a financial contract, as described in the section of this pricing supplement called "Description of
                              TRIGGERS--United States Federal Income
                              Taxation--General" and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the financial contract. If the Internal
                              Revenue Service (the "IRS") were successful in asserting an alternative characterization for the TRIGGERS, the timing and character of income or loss with respect to the TRIGGERS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the TRIGGERS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                              Please read carefully the section of this pricing supplement called "Description of
                              TRIGGERS--United States Federal Income Taxation."
                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the TRIGGERS.

                            DESCRIPTION OF TRIGGERS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "TRIGGERS" refers to each $
principal amount of our    % TRIGGERS due August   , 2003, Based on the
Performance of the Common Stock of Cisco Systems, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount.....................   $

Maturity Date........................   August    , 2003, subject to extension
                                        in the event of a Market Disruption
                                        Event on August   , 2003.

                                        If the Valuation Date is postponed due
                                        to a Market Disruption Event or
                                        otherwise, the Maturity Date will be
                                        postponed so that the Maturity Date
                                        will be the second scheduled Trading
                                        Day following the Valuation Date.

Valuation Date.......................   August  , 2003; provided that if August
                                           , 2003 is not a Trading Day or if a
                                        Market Disruption Event occurs on such
                                        day, the Valuation Date will be the
                                        immediately succeeding Trading Day on
                                        which no Market Disruption Event
                                        occurs.

Interest Rate........................       % per annum (equivalent to $
                                        per annum per TRIGGERS)

Interest Payment Dates...............   November  , 2002, February  , 2003,
                                        May  , 2003 and the Maturity Date.

Record Date..........................   The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 15
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day.

Specified Currency...................   U.S. Dollars

Issue Price..........................   $         per TRIGGERS

Original Issue Date (Settlement Date)   July     , 2002

CUSIP................................   61744Y314

Denominations........................   $        and integral multiples thereof

Trigger Level........................   $         (      % of the Issue Price)

Target Return........................   $         (      % of the Issue Price)

Maturity Price.......................   Maturity Price means the product of (i)
                                        the Market Price of one share of Cisco
                                        Stock and (ii) the Exchange Ratio, each
                                        as determined as of the Valuation Date.

Exchange at Maturity.................   At maturity, upon delivery of the
                                        TRIGGERS to the Trustee, we will apply
                                        the $       principal amount of each
                                        TRIGGERS as payment for and will
                                        deliver a number of shares of Cisco
                                        Stock at the Exchange Ratio and any
                                        accrued but unpaid interest on the

                                        TRIGGERS; provided that if the Maturity
                                        Price is greater than the Trigger
                                        Level, we will deliver to you for each
                                        TRIGGERS an amount of cash equal to the
                                        Target Return and any accrued but
                                        unpaid interest on the TRIGGERS in lieu
                                        of any shares of Cisco Stock.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to maturity of the TRIGGERS, of
                                        the amount of Cisco Stock or cash to be
                                        delivered with respect to the $
                                        principal amount of each TRIGGERS and
                                        (ii) deliver such shares of Cisco Stock
                                        (and cash in respect of interest and
                                        any fractional shares of Cisco Stock)
                                        or such cash amount to the Trustee for
                                        delivery to the holders.

No Fractional Shares.................   If holders of TRIGGERS are to receive
                                        shares of Cisco Stock at maturity, then
                                        upon delivery of the TRIGGERS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of Cisco
                                        Stock due with respect to all of such
                                        TRIGGERS, as described above, but we
                                        will pay cash in lieu of delivering any
                                        fractional share of Cisco Stock in an
                                        amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Cisco Stock as
                                        determined by the Calculation Agent as
                                        of the Valuation Date.

Exchange Ratio.......................   1.0, subject to adjustment for certain
                                        corporate events relating to Cisco. See
                                        "--Antidilution Adjustments" below.

Market Price.........................   If Cisco Stock (or any other security
                                        for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Cisco
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Cisco Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Cisco Stock (or any
                                        such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Cisco Stock (or any
                                        such other security) obtained from as
                                        many dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids
                                        of MS & Co. or any of its affiliates
                                        may be included in the calculation of
                                        such mean, but only to the extent that
                                        any such bid is the highest of the bids
                                        obtained. A "security of the Nasdaq
                                        National Market" shall include a
                                        security included in any successor to
                                        such system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day..........................   A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Acceleration Event...................   If on any date the product of the
                                        Market Price per share of Cisco Stock
                                        and the Exchange Ratio is less than
                                        $2.00, the maturity date of the
                                        TRIGGERS will be deemed to be
                                        accelerated as of such date, and we
                                        will apply the $      principal amount
                                        of each TRIGGERS as payment for and
                                        will deliver on the third Business Day
                                        following the date of acceleration a
                                        number of shares of Cisco Stock at the
                                        then current Exchange Ratio, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration. See
                                        also "--Antidilution Adjustments"
                                        below.

Book Entry Note or Certificated Note    Book Entry

Senior Note or Subordinated Note.....   Senior

Trustee..............................   JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for the underwritten offering
   of TRIGGERS.......................   MS & Co.

Calculation Agent....................   MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio for the TRIGGERS will be
                                        rounded to the nearest one hundred-
                                        thousandth, with five one-millionths
                                        rounded upward (e.g., .876545 would be
                                        rounded to .87655); and all dollar
                                        amounts paid at maturity on the
                                        aggregate number of TRIGGERS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the TRIGGERS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a

                                        Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments.............   The Exchange Ratio will be adjusted as
                                        follows:

                                        1. If Cisco Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        Cisco Stock.

                                        2. If Cisco Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Cisco Stock) that is given
                                        ratably to all holders of shares of
                                        Cisco Stock or (ii) to a distribution
                                        of Cisco Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Cisco, then once
                                        the dividend has become effective and
                                        Cisco Stock is trading ex-dividend, the
                                        Exchange Ratio will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of Cisco Stock and
                                        (ii) the prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Cisco Stock other than
                                        distributions described in clauses (i),
                                        (iv) and (v) of paragraph 5 below and
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution with respect to Cisco
                                        Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock by an amount equal to at least
                                        10% of the Market Price of Cisco Stock
                                        (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Cisco Stock, the Exchange
                                        Ratio with respect to Cisco Stock will
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Cisco Stock
                                        will equal (i) in the case of cash
                                        dividends or other distributions that
                                        constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend
                                        is not paid in cash, the value of the
                                        non-cash component will be determined
                                        by the Calculation Agent, whose
                                        determination shall be conclusive. A
                                        distribution on Cisco Stock described
                                        in clause (i), (iv) or (v) of paragraph
                                        5 below that also constitutes an
                                        Extraordinary Dividend shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of paragraph 5, as applicable.

                                        4. If Cisco issues rights or warrants
                                        to all holders of Cisco Stock to
                                        subscribe for or purchase Cisco Stock
                                        at an exercise price per share less
                                        than the Market Price of Cisco Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        TRIGGERS, then the Exchange Ratio will
                                        be adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Cisco Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Cisco
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Cisco Stock which the aggregate
                                        offering price of the total number of
                                        shares of Cisco Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Cisco
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Cisco, (ii) Cisco or
                                        any surviving entity or subsequent
                                        surviving entity of Cisco (a "Cisco
                                        Successor") has been subject to a
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        any statutory exchange of securities of
                                        Cisco or any Cisco Successor with
                                        another corporation occurs (other than
                                        pursuant to clause (ii) above), (iv)
                                        Cisco is liquidated, (v) Cisco issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Cisco (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "Spin-off Event") or (vi) a
                                        tender or exchange offer or
                                        going-private transaction is
                                        consummated for all the outstanding
                                        shares of Cisco Stock (any such event
                                        in clauses (i) through (vi), a
                                        "Reorganization Event"), the method of
                                        determining the amount payable upon
                                        exchange at maturity for each TRIGGERS
                                        will be adjusted to provide that each
                                        holder of TRIGGERS will receive at
                                        maturity, in respect of the $
                                        principal amount of each TRIGGERS,
                                        securities, cash or any other assets
                                        distributed to holders of Cisco Stock
                                        in or as a result of any such
                                        Reorganization Event, including (i) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of Cisco
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Cisco Stock with
                                        respect to which the spun-off security
                                        was issued, and (iii) in the case of
                                        any
                                        other Reorganization Event where Cisco
                                        Stock continues to be held by the
                                        holders receiving such distribution,
                                        the Cisco Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the product of the
                                        then current Exchange Ratio and the
                                        Transaction Value (as defined below);
                                        provided, however, that if the product
                                        of the then current Exchange Ratio and
                                        the Transaction Value is greater than
                                        the Trigger Level, the holder of each
                                        TRIGGERS will receive an amount of cash
                                        equal to the Target Return in lieu of
                                        any Exchange Property. In addition,
                                        following a Reorganization Event, the
                                        method of determining the Maturity
                                        Price will be adjusted so that the
                                        Maturity Price will mean the
                                        Transaction Value as of the Valuation
                                        Date. Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the maturity date of the TRIGGERS
                                        will be deemed to be accelerated to the
                                        date on which such cash is distributed
                                        to holders of Cisco Stock and holders
                                        will receive in lieu of any Cisco Stock
                                        and as liquidated damages in full
                                        satisfaction of Morgan Stanley's
                                        obligations under the TRIGGERS an
                                        amount of cash equal to the product of
                                        (i) the Transaction Value as of such
                                        date and (ii) the then current Exchange
                                        Ratio or, if such product is greater
                                        than the Trigger Level, the Target
                                        Return, in each case plus accrued but
                                        unpaid interest to but excluding the
                                        date of acceleration. If Exchange
                                        Property consists of more than one type
                                        of property, holders of TRIGGERS will
                                        receive at maturity a pro rata share of
                                        each such type of Exchange Property. If
                                        Exchange Property includes a cash
                                        component, holders will not receive any
                                        interest accrued on such cash
                                        component. "Transaction Value" at any
                                        date means (i) for any cash received in
                                        any such Reorganization Event, the
                                        amount of cash received per share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event, (ii) for any
                                        property other than cash or securities
                                        received in any such Reorganization
                                        Event, the market value, as determined
                                        by the Calculation Agent, as of the
                                        date of receipt, of such Exchange
                                        Property received for each share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event and (iii) for any
                                        security received in any such
                                        Reorganization Event, an amount equal
                                        to the Market Price, as of the date on
                                        which the Transaction Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Cisco Stock, as adjusted by the
                                        Exchange Ratio at the time of such
                                        Reorganization Event. In the event
                                        Exchange Property consists of
                                        securities, those securities will, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going- private
                                        transaction with respect to Exchange
                                        Property in which an
                                        offeree may elect to receive cash or
                                        other property, Exchange Property shall
                                        be deemed to include the kind and
                                        amount of cash and other property
                                        received by offerees who elect to
                                        receive cash.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Cisco Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Cisco Stock.

                                        Notwithstanding the foregoing, the
                                        amount payable by us at maturity with
                                        respect to each TRIGGERS, determined as
                                        of the Valuation Date, will not in any
                                        event exceed $     .

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or the method of
                                        calculating the Exchange Ratio and of
                                        any related determinations and
                                        calculations with respect to any
                                        distributions of stock, other
                                        securities or other property or assets
                                        (including cash) in connection with any
                                        corporate event described in paragraph
                                        5 above, and its determinations and
                                        calculations with respect thereto shall
                                        be conclusive in the absence of
                                        manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the TRIGGERS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        TRIGGERS.

Market Disruption Event..............   "Market Disruption Event" means, with
                                        respect to Cisco Stock:

                                           (i) a suspension, absence or
                                           material limitation of trading of
                                           Cisco Stock on the primary market
                                           for Cisco Stock for more than two
                                           hours of trading or during the
                                           one-half hour period preceding the
                                           close of the principal trading
                                           session in such market; or a
                                           breakdown or failure in the price
                                           and trade reporting systems of the
                                           primary market for Cisco Stock as a
                                           result of which the reported trading
                                           prices for Cisco Stock during the
                                           last one-half hour preceding the
                                           close of the principal trading
                                           session in such market are
                                           materially inaccurate; or the
                                           suspension, absence or material
                                           limitation of trading on the primary
                                           market for trading in options
                                           contracts related to Cisco Stock, if
                                           available, during the one-half hour
                                           period preceding the close of the
                                           principal trading session in
                                           the applicable market, in each case
                                           as determined by the Calculation
                                           Agent in its sole discretion; and

                                           (ii) a determination by the
                                           Calculation Agent in its sole
                                           discretion that any event described
                                           in clause (i) above materially
                                           interfered with the ability of
                                           Morgan Stanley or any of its
                                           affiliates to unwind or adjust all
                                           or a material portion of the hedge
                                           with respect to the TRIGGERS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        (the "Commission") of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Cisco Stock by the primary
                                        securities market trading in such
                                        options, if available, by reason of (x)
                                        a price change exceeding limits set by
                                        such securities exchange or market, (y)
                                        an imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Cisco
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Cisco
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.......   In case an event of default with
                                        respect to the TRIGGERS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per TRIGGERS
                                        upon any acceleration of the TRIGGERS
                                        shall be determined by the Calculation
                                        Agent and shall be an amount in cash
                                        equal to the product of (i) the Market
                                        Price of Cisco Stock (and any Exchange
                                        Property) as of the date of such
                                        acceleration and (ii) the then current
                                        Exchange Ratio or, if such product is
                                        greater than the Trigger Level, the
                                        Target Return, in each case plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Cisco Stock;
Public Information...................   Cisco Systems, Inc. provides hardware,
                                        software and service offerings that are
                                        used to create Internet solutions.
                                        Cisco Stock is registered under the
                                        Exchange Act. Companies with securities
                                        registered under the Exchange Act are
                                        required to file periodically certain
                                        financial and other information
                                        specified by the Commission.
                                        Information provided to or filed with
                                        the Commission can be inspected and
                                        copied at the public reference
                                        facilities
                                        maintained by the Commission at Room
                                        1024, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, and copies of
                                        such material can be obtained from the
                                        Public Reference Section of the
                                        Commission, 450 Fifth Street, N.W.,
                                        Washington, D.C. 20549, at prescribed
                                        rates. In addition, information
                                        provided to or filed with the
                                        Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Cisco pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-18225. In addition, information
                                        regarding Cisco may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the TRIGGERS offered hereby and does
                                        not relate to Cisco Stock or other
                                        securities of Cisco. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Cisco from
                                        the publicly available documents
                                        described in the preceding paragraph.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Cisco in
                                        connection with the offering of the
                                        TRIGGERS. Neither we nor the Agent
                                        makes any representation that such
                                        publicly available documents or any
                                        other publicly available information
                                        regarding Cisco is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Cisco Stock (and
                                        therefore the price of Cisco Stock at
                                        the time we price the TRIGGERS) have
                                        been publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Cisco
                                        could affect the value received at
                                        maturity with respect to the TRIGGERS
                                        and therefore the trading prices of the
                                        TRIGGERS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Cisco Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Cisco, including extending loans
                                        to, or making equity investments in,
                                        Cisco or providing advisory services to
                                        Cisco, including merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non- public information
                                        with respect to Cisco, and neither we
                                        nor any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Cisco. The statements
                                        in the preceding two sentences are not
                                        intended to affect the rights of
                                        holders of the TRIGGERS under the
                                        securities laws. As a prospective
                                        purchaser of TRIGGERS, you should
                                        undertake an independent investigation
                                        of Cisco as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Cisco Stock.

Historical Information...............   The following table sets forth the
                                        published high and low Market Prices of
                                        Cisco Stock during 1999, 2000, 2001 and
                                        2002 through June 21, 2002. The Market
                                        Price of Cisco Stock on June 21, 2002
                                        was $13.74. We obtained the Market
                                        Prices and other information below from
                                        Bloomberg Financial Markets, and we
                                        believe such information to be
                                        accurate. You should not take the
                                        historical prices of Cisco Stock as an
                                        indication of future performance. The
                                        price of Cisco Stock may decrease so
                                        that at maturity you will receive an
                                        amount of Cisco Stock worth less than
                                        the principal amount of the TRIGGERS.
                                        We cannot give you any assurance that
                                        the price of Cisco Stock will increase
                                        so that at maturity you will receive an
                                        amount of Cisco Stock or cash worth
                                        more than the principal amount of the
                                        TRIGGERS. To the extent that the Market
                                        Price at maturity of shares of Cisco
                                        Stock at the Exchange Ratio is less
                                        than the Issue Price of the TRIGGERS
                                        and the shortfall is not offset by the
                                        coupon paid on the TRIGGERS, you will
                                        lose money on your investment.

                                                                           High      Low
                                                                          -----     -----
                                        (CUSIP 17275R102)

                                        1999
                                        First Quarter.................   $ 28.75  $ 23.78
                                        Second Quarter................     32.22    25.00
                                        Third Quarter.................     36.75    29.38
                                        Fourth Quarter................     53.56    33.25
                                        2000
                                        First Quarter.................     80.06    50.00
                                        Second Quarter................     74.94    50.55
                                        Third Quarter.................     69.63    55.19
                                        Fourth Quarter................     58.56    36.50
                                        2001
                                        First Quarter.................     42.63    15.25
                                        Second Quarter ...............     23.48    13.63
                                        Third Quarter ................     20.30    11.24
                                        Fourth Quarter................     21.79    11.48
                                        2002
                                        First Quarter.................     21.00    14.24
                                        Second Quarter
                                            (through June 21, 2002)...     17.52    12.89

                                        Historical prices have been adjusted
                                        for two 2-for-1 stock splits, which
                                        became effective in the second quarter
                                        of 1999 and first quarter of 2000,
                                        respectively.

                                        Cisco has not paid cash dividends on
                                        Cisco Stock to date. We make no
                                        representation as to the amount of
                                        dividends, if any, that Cisco will pay
                                        in the future. In any event, as a
                                        holder of the TRIGGERS, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on Cisco Stock.

                                        Cisco Stock is traded on the Nasdaq
                                        National Market under the ticker symbol
                                        "CSCO."

Use of Proceeds and Hedging..........   The net proceeds we receive from the
                                        sale of the TRIGGERS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the TRIGGERS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the TRIGGERS by taking positions
                                        in Cisco Stock, in options contracts on
                                        Cisco Stock listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging. In the event that we
                                        pursue such a hedging strategy, the
                                        price at which we are able to purchase
                                        such positions may be a factor in
                                        determining the pricing of the
                                        TRIGGERS. Purchase activity could
                                        potentially increase the price of Cisco
                                        Stock, and therefore effectively
                                        increase the level at which Cisco Stock
                                        must trade before you would receive at
                                        maturity an amount of Cisco Stock worth
                                        as much as or more than the principal
                                        amount of the TRIGGERS. Although we
                                        have no reason to believe that our
                                        hedging activity will have a material
                                        impact on the price of Cisco Stock, we
                                        cannot give any assurance that we will
                                        not affect such price as a result of
                                        our hedging activities. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the TRIGGERS, including on the
                                        Valuation Date, by purchasing and
                                        selling Cisco Stock, options contracts
                                        on Cisco Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities.

Supplemental Information
Concerning Plan of Distribution......   Under the terms and subject to
                                        conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of
                                        TRIGGERS set forth on the cover of this
                                        pricing supplement. The Agent proposes
                                        initially to offer the TRIGGERS
                                        directly to the public at the public
                                        offering price set forth on the cover
                                        page of this pricing supplement plus
                                        accrued interest, if any, from the
                                        Original Issue Date; provided that the
                                        price will be $     per TRIGGERS and the
                                        underwriting discounts and commissions
                                        will be $       per TRIGGERS for
                                        purchasers of 100,000 or more TRIGGERS
                                        in any single transaction, subject to
                                        the holding period requirements
                                        described below. The Agent may allow a
                                        concession not in excess of   % of the
                                        principal amount of the TRIGGERS to
                                        other dealers. We expect to deliver the
                                        TRIGGERS against payment therefor in
                                        New York, New York on         , 2002.
                                        After the initial offering of the
                                        TRIGGERS, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 100,000 or
                                        more TRIGGERS in a single transaction
                                        at the reduced price, approximately   %
                                        of the TRIGGERS purchased by the
                                        investor (the "Delivered TRIGGERS")
                                        will be delivered on the Settlement
                                        Date. The balance of approximately    %
                                        of the TRIGGERS (the "Escrowed
                                        TRIGGERS") purchased by the investor
                                        will be held in escrow at MS & Co. for
                                        the benefit of the investor and
                                        delivered to such investor if the
                                        investor and any accounts in which the
                                        investor may have deposited any of its
                                        Delivered TRIGGERS have held all of the
                                        Delivered TRIGGERS for 30 calendar days
                                        following the Original Issue Date or
                                        any shorter period deemed appropriate
                                        by the Agent. If an investor or any
                                        account in which the investor has
                                        deposited any of its Delivered TRIGGERS
                                        fails to satisfy the holding period
                                        requirement, as determined by the
                                        Agent, all of the investor's Escrowed
                                        TRIGGERS will be forfeited by the
                                        investor and not delivered to it. The
                                        Escrowed TRIGGERS will instead be
                                        delivered to the Agent for sale to
                                        investors. This forfeiture will have
                                        the effect of increasing the purchase
                                        price per TRIGGERS for such investors
                                        to 100% of the principal amount of the
                                        TRIGGERS. Should investors who are
                                        subject to the holding period
                                        requirement sell their TRIGGERS once
                                        the holding period is no longer
                                        applicable, the market price of the
                                        TRIGGERS may be adversely affected. See
                                        also "Plan of Distribution" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the TRIGGERS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        TRIGGERS or Cisco Stock. Specifically,
                                        the Agent may sell more TRIGGERS than
                                        it is obligated to purchase in
                                        connection with the offering or may
                                        sell Cisco Stock it does not own,
                                        creating a naked short position in the
                                        TRIGGERS or Cisco Stock, respectively,
                                        for its own account. The Agent must
                                        close out any naked short position by
                                        purchasing the TRIGGERS or Cisco Stock
                                        in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the TRIGGERS or Cisco Stock in the
                                        open market after pricing that could
                                        adversely affect investors who purchase
                                        in the offering. As an additional means
                                        of facilitating the offering, the Agent
                                        may bid for, and purchase, TRIGGERS or
                                        Cisco Stock in the open market to
                                        stabilize the price of the TRIGGERS.
                                        Any of these activities may raise or
                                        maintain the market price of the
                                        TRIGGERS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the TRIGGERS.
                                        The Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies..............   Each fiduciary of a pension,
                                        profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        TRIGGERS. Accordingly, among other
                                        factors, the fiduciary
                                        should consider whether the investment
                                        would satisfy the prudence and
                                        diversification requirements of ERISA
                                        and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        TRIGGERS are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the TRIGGERS are acquired
                                        pursuant to an exemption from the
                                        "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the
                                        TRIGGERS. Those class exemptions are
                                        PTCE 96-23 (for certain transactions
                                        determined by in-house asset managers),
                                        PTCE 95-60 (for certain transactions
                                        involving insurance company general
                                        accounts), PTCE 91-38 (for certain
                                        transactions involving bank collective
                                        investment funds), PTCE 90-1 (for
                                        certain transactions involving
                                        insurance company separate accounts)
                                        and PTCE 84-14 (for certain
                                        transactions determined by independent
                                        qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the TRIGGERS may not be purchased or
                                        held by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the TRIGGERS will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general
                                        accounts that include assets of a Plan
                                        must ensure that one of the foregoing
                                        exemptions is available. Due to the
                                        complexity of these rules and the
                                        penalties that may be imposed upon
                                        persons involved in non-exempt
                                        prohibited transactions, it is
                                        particularly important that fiduciaries
                                        or other persons considering purchasing
                                        the TRIGGERS on behalf of or with "plan
                                        assets" of any Plan consult with their
                                        counsel regarding the availability of
                                        exemptive relief under PTCE 96-23,
                                        95-60, 91-38, 90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the TRIGGERS,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the TRIGGERS should also consider the
                                        possible implications of owning Cisco
                                        Stock upon exchange of the TRIGGERS at
                                        maturity. Purchasers of the TRIGGERS
                                        have exclusive responsibility for
                                        ensuring that their purchase and
                                        holding of the TRIGGERS do not violate
                                        the prohibited transaction rules of
                                        ERISA or the Code.

United States Federal Income Taxation   The following summary is based on the
                                        advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial holders of
                                        the TRIGGERS that purchase the TRIGGERS
                                        at their Issue Price and will hold the
                                        TRIGGERS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        holder in light of the holder's
                                        individual circumstances or to holders
                                        subject to special treatment under the
                                        U.S. federal income tax laws (e.g.,
                                        certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the TRIGGERS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the TRIGGERS is technical and complex,
                                        the discussion below necessarily is
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the TRIGGERS,
                                        we and every holder of the TRIGGERS
                                        agree (in the absence of an
                                        administrative determination or
                                        judicial ruling to the contrary) to
                                        characterize a TRIGGERS for all tax
                                        purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a financial
                                        contract (the "Financial Contract")
                                        with respect to Cisco Stock pursuant to
                                        which the holder is required to pay us
                                        $       (the "Contract Price") on the
                                        Maturity Date and which (1) requires us
                                        to deliver Cisco Stock at maturity if
                                        the market price of a number of shares
                                        of Cisco Stock equal to the Exchange
                                        Ratio on the Valuation

                                        Date is equal to or less than the
                                        Trigger Level and (2) otherwise
                                        requires us to pay the holder an amount
                                        of cash equal to the Target Return and
                                        (B) a deposit (the "Deposit") with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the holder's
                                        obligation to pay us the Contract Price
                                        under the Financial Contract, which
                                        Deposit bears an annual yield of    %
                                        per annum, which yield is based on our
                                        cost of borrowing. Under this
                                        characterization, the difference
                                        between the quarterly payments on the
                                        TRIGGERS and the portion of those
                                        payments attributable to the yield on
                                        the Deposit will represent payments
                                        payable by us in connection with the
                                        holders' entry into the Financial
                                        Contract (the "Contract Fees"). Based
                                        on our determination of the relative
                                        fair market values of the Components at
                                        the time of issuance of the TRIGGERS,
                                        we will allocate 100% of the Issue
                                        Price of the TRIGGERS to the Deposit
                                        and none to the Financial Contract. Our
                                        allocation of the Issue Price of the
                                        TRIGGERS among the Components will be
                                        binding on each holder of the TRIGGERS,
                                        unless such holder timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The characterization of the TRIGGERS
                                        described above and our allocation are
                                        not, however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        TRIGGERS (or of similar instruments)
                                        for U.S. federal income tax purposes,
                                        and no ruling is being requested from
                                        the IRS with respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the TRIGGERS (or
                                        similar instruments), Tax Counsel is
                                        unable to render an opinion as to their
                                        proper characterization for U.S.
                                        federal income tax purposes. As a
                                        result, significant aspects of the U.S.
                                        federal income tax consequences of an
                                        investment in the TRIGGERS are not
                                        certain, and no assurance can be given
                                        that the IRS or the courts will agree
                                        with the characterization and tax
                                        treatment described herein.
                                        Accordingly, you are urged to consult
                                        your tax advisor regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the TRIGGERS (including
                                        possible alternative characterizations
                                        of the TRIGGERS) and regarding any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the characterization described above.

                                        U.S. HOLDERS

                                        As used herein, the term "U.S. Holder"
                                        means an owner of TRIGGERS that for
                                        U.S. federal income tax purposes is:

                                        (i) a citizen or resident of the United
                                        States,

                                        (ii) a corporation created or organized
                                        under the laws of the United States or
                                        any political subdivision thereof or

                                        (iii) an estate or trust the income of
                                        which is subject to United States
                                        federal income taxation regardless of
                                        its source.

                                        Tax Treatment of the TRIGGERS

                                        Quarterly payments. To the extent
                                        attributable to the yield on the
                                        Deposit, quarterly payments on the
                                        TRIGGERS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position that (and the following
                                        discussion assumes that) any Contract
                                        Fees with respect to the TRIGGERS
                                        constitute taxable income to a U.S.
                                        Holder at the time accrued or received
                                        in accordance with the U.S. Holder's
                                        method of accounting for U.S. federal
                                        income tax purposes.

                                        Tax basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Financial Contract will be
                                        zero, and the U.S. Holder's tax basis
                                        in the Deposit will be 100% of the
                                        Issue Price.

                                        Settlement of the TRIGGERS at maturity.
                                        While the tax treatment of a TRIGGERS
                                        at maturity is uncertain, the following
                                        consequences should result. Upon
                                        maturity of the TRIGGERS, if the market
                                        price of a number of shares of Cisco
                                        Stock equal to the Exchange Ratio on
                                        the Valuation Date is equal to or less
                                        than the Trigger Level, a U.S. Holder
                                        should, pursuant to the Financial
                                        Contract, be deemed to have applied the
                                        Contract Price toward the purchase of
                                        Cisco Stock, and the U.S. Holder would
                                        not recognize gain or loss in respect
                                        of the stock received. The holding
                                        period for the stock received would
                                        commence on the day following maturity
                                        of the TRIGGERS. The U.S. Holder's tax
                                        basis in the Cisco Stock received would
                                        equal the Contract Price.

                                        If the market price of a number of
                                        shares of Cisco Stock equal to the
                                        Exchange Ratio on the Valuation Date is
                                        greater than the Trigger Level, at
                                        maturity the U.S. Holder will receive
                                        an amount of cash equal to the Target
                                        Return and should recognize an amount
                                        of capital gain equal to the difference
                                        between the cash received and the Issue
                                        Price.

                                        U.S. Holders should note that while any
                                        accrued but unpaid interest on the
                                        Deposit and any Contract Fees would be
                                        taxable as ordinary income, any gain or
                                        loss recognized upon the final
                                        settlement of the Financial Contract
                                        generally would be capital gain or
                                        loss. The distinction between capital
                                        gain or loss and ordinary gain or loss
                                        is potentially significant in several
                                        respects. For example, limitations
                                        apply to a U.S. Holder's ability to
                                        offset capital losses against ordinary
                                        income, and certain U.S. Holders may be
                                        subject to lower U.S. federal income
                                        tax rates with respect to long-term
                                        capital gain than with respect to
                                        ordinary gain. U.S. Holders should
                                        consult their tax advisors with respect
                                        to the treatment of capital gain or
                                        loss on a TRIGGERS.

                                        Sale or exchange of the TRIGGERS. Upon
                                        a sale or exchange of a TRIGGERS prior
                                        to the maturity of the TRIGGERS, a U.S.
                                        Holder would recognize taxable gain or
                                        loss equal to the difference between
                                        the amount realized on such sale or
                                        exchange and the U.S. Holder's tax
                                        basis in the TRIGGERS so sold or
                                        exchanged. Any such gain or loss would
                                        generally be capital gain or loss, as
                                        the case may be. Such U.S. Holder's tax
                                        basis in the TRIGGERS would generally
                                        equal the U.S. Holder's tax basis in
                                        the Deposit. For these purposes, the
                                        amount realized does not include any
                                        amount attributable to accrued but
                                        unpaid interest payments on the
                                        Deposit, which would be taxed as
                                        described under "--Quarterly Payments"
                                        above. It is uncertain whether the
                                        amount realized includes any amount
                                        attributable to accrued but unpaid
                                        Contract Fees. U.S. Holders should
                                        consult their tax advisors regarding
                                        the treatment of accrued but unpaid
                                        Contract Fees upon the sale or exchange
                                        of a TRIGGERS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the TRIGGERS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the TRIGGERS, no assurance
                                        can be given that the IRS will accept,
                                        or that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning
                                        TRIGGERS under Treasury regulations
                                        governing contingent payment debt
                                        instruments (the "Contingent Payment
                                        Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the TRIGGERS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the TRIGGERS at a "comparable yield"
                                        determined at the time of their
                                        issuance in an amount that could differ
                                        from the quarterly stated payments on
                                        the TRIGGERS. In addition, a U.S.
                                        Holder would recognize ordinary income
                                        upon maturity of the TRIGGERS to the
                                        extent that the value of Cisco Stock or
                                        cash received exceeds the Issue Price.
                                        Furthermore, any gain realized by a
                                        U.S. Holder upon a sale or other
                                        disposition of the TRIGGERS would
                                        generally be treated as ordinary
                                        income, and any loss realized at
                                        maturity would be treated as ordinary
                                        loss to the extent of the U.S. Holder's
                                        prior accruals of original issue
                                        discount, and as capital loss
                                        thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the
                                        TRIGGERS, other alternative federal
                                        income tax characterizations of the
                                        TRIGGERS are possible which, if
                                        applied, could also affect the timing
                                        and the character of the income or loss
                                        with respect to the TRIGGERS.
                                        Accordingly, prospective investors are
                                        urged to consult their tax advisors
                                        regarding all aspects of the U.S.
                                        federal income tax consequences of an
                                        investment in the TRIGGERS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the TRIGGERS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                 Morgan Stanley